Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the INSO Corporation 1996 Non-Employee Director Plan of our report dated January 30, 1998, except for Note 13, as to which the date is March 12, 1998, with respect to the consolidated financial statements and schedule of INSO Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Boston, Massachusetts
November 17, 1998